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                              SECOND AMENDMENT TO
                              STOCKHOLDERS AGREEMENT

          AMENDMENT, dated May 31, 2000 (this "Second Amendment Agreement"), among Outboard Marine Corporation, a Delaware corporation (the "Company"), Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), Greenlake Holdings II LLC, a Delaware limited liability company ("Greenlake II") and Greenlake Holdings III LLC, a Delaware limited liability company ("Greenlake III"), to that certain STOCKHOLDERS AGREEMENT, dated January 28, 2000, as amended by an Amendment dated May 2, 2000 (the "Existing Agreement"), among the Company, QIP, Greenlake II and Greenlake III. Unless otherwise set forth in this Second Amendment Agreement, capitalized terms have the respective meanings assigned to them in the Existing Agreement.

          WHEREAS, the parties entered into the Existing Agreement in connection with (i) the acquisition by QIP and Greenlake II on January 28, 2000 of an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and warrants (the "January 28 Warrants") to purchase an aggregate of 5,750,000 shares of the Company's Common Stock, and (ii) the acquisition by QIP and Greenlake III on May 2, 2000 of $15,000,000 aggregate principal amount of the Company's Subordinated Notes due June 1, 2000 (the "Subordinated Notes"), which Subordinated Notes are convertible, under certain circumstances, into shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and warrants (the "May 2 Warrants" and together with the January 28 Warrants, the "Existing Warrants") to purchase an aggregate of 330,000 shares of the Company's Common Stock, in order to restrict the transfer of such securities and to provide for, among other things, first offer, tag-along and preemptive rights and certain other rights under certain conditions; and

          WHEREAS, the Company proposes to issue and sell to QIP and Greenlake III or their affiliates an aggregate of 200,000 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and warrants (the "New Warrants") to purchase an aggregate of 846,154 shares of the Company's Common Stock pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Preferred Stock Purchase Agreement"), among the Company, QIP and Greenlake III; and

          WHEREAS, the Existing Agreement provides that the Existing Agreement may amended by an amendment in writing signed by the Company and the Stockholders holding 75% of the voting power of the Shares held by Stockholders; and
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          WHEREAS, QIP and Greenlake II and Greenlake III hold, in the aggregate, in excess of 75% of the voting power of the Shares held by Stockholders; and

          WHEREAS, the parties wish to amend the Existing Agreement in order to
(i) exempt the transactions contemplated by the Preferred Stock Purchase Agreement from the preemptive rights provisions of the Existing Agreement, and
(ii) restrict the transfer of the securities to be issued pursuant to the Preferred Stock Purchase Agreement;

          NOW, THEREFORE, the Company, QIP, Greenlake II and Greenlake III hereby agree to amend the Existing Agreement as follows:

          1.  Amendments to Section 1 of the Existing Agreement (Definitions).

          (a) Section 1 of the Existing Agreement is hereby amended to delete the definitions contained therein of the terms "Existing Agreement," "Existing Warrants," "New Warrants," "Preferred Stock" and "Warrants" in their entirety and to add the following additional definitions:

               "Existing Agreement" is defined in the preamble to the Second Amendment Agreement.

               "Existing Warrants" is defined in the first recital of the Second Amendment Agreement.

               "New Warrants" is defined in the second recital of the Second Amendment Agreement.

               "Second Amendment Agreement" means the Amendment, dated May 31, 2000, among the Company, QIP, Greenlake II and Greenlake III, to this Agreement.

               "Series C Preferred Stock" is defined in the second recital of the Second Amendment Agreement.

               "Preferred Stock" means the shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               "Preferred Stock Purchase Agreement" is defined in the second recital of the Second Amendment Agreement.

               "Warrants" means the Existing Warrants and the New Warrants.

          2.  Amendment of Section 4.5 of the Existing Agreement (Future
Issuance of Shares; Preemptive Rights). Section 4.5 of the Existing Agreement
is hereby amended and restated in its entirety to read as follows:
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               4.5  Exempt Transactions. Anything in Sections 4.1 through 4.4 to the contrary notwithstanding, the Company may consummate the transactions contemplated by (i) the Subordinated Notes Purchase Agreement, including, without limitation, the issuance of the Subordinated Notes and the May 2 Warrants, and (ii) the Preferred Stock Purchase Agreement, including without limitation the issuance of the shares of Series C Preferred Stock and the New Warrants, without complying with the provisions of said
     Sections 4.1 through 4.4, and the holders of the securities issued pursuant to the Subordinated Notes Purchase Agreement and the Preferred Stock Purchase Agreement, as well as any securities into which such securities may be converted or for which such securities may be exercised, shall enjoy all rights of ownership thereof notwithstanding the fact that the Company has not complied with the provisions of Section 4.1 through 4.4 hereof in connection with the initial issuance thereof.

          3. Amendment to Section 5.1 of the Existing Agreement (After-Acquired Securities). Section 5.1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

               5.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents issued pursuant to the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement (including, without limitation, shares of Series B Preferred Stock issued upon conversion of the Subordinated Notes) and the Preferred Stock Purchase Agreement.

          4.   Miscellaneous.

               4.1 Headings. The headings in this Second Amendment Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               4.2 GOVERNING LAW. THIS SECOND AMENDMENT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

               4.3 Continuation of Existing Agreement. Any reference in the Existing Agreement to "this Agreement" of "hereof" or using words of similar meaning, shall be deemed to refer to the Existing Agreement as amended by this Second Amendment Agreement. Except as specifically amended hereby, the Existing Agreement shall continue in full force and effect in accordance with its terms.
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          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Second Amendment Agreement on the date first written above.


                      OUTBOARD MARINE CORPORATION


                      By:  /s/ James B. Pekarek
                           --------------------
                           Name:  James B. Pekarek
                           Title:  Vice President and Controller


                      QUANTUM INDUSTRIAL PARTNERS LDC


                      By:  /s/ Michael C. Neus
                           -------------------
                           Name: Michael C. Neus
                           Title:  Attorney in Fact


                      GREENLAKE HOLDINGS II LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President


                      GREENLAKE HOLDINGS III LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President